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                    S.V.G. PROPERTIES, L.P.

      FOURTH AMENDMENT TO THE FOURTH AMENDED AND RESTATED

         LIMITED PARTNERSHIP AGREEMENT AND CERTIFICATE



The  undersigned, pursuant to N.J.S. 42:2A-16, desiring to  amend the  Limited  Partnership Certificate of SVG Properties,  L.P.  ,

hereby certify as follows:

1.    The  name  of the limited Partnership is S.V.G. Properties,

L.P.

2.    a.    The  original Certificate of Limited Partnership  was

filed with the Secretary of State of New Jersey on May 12, 1987.

     b.    The Certificate of Limited Partnership was amended and

restated  on May 15, 1987, April 12, 1989, August 21,  1989,  and

November 29, 1994.

     c.    The  Fourth  Amended and Restated Limited  Partnership

Agreement  and  Certificate was amended  on  November  29,  1994,

January 17, 1996 and August 9, 1996.

3.    The Fourth Amendment and Restated Partnership Agreement  of

SVG Properties, L.P. shall be amended as follows:

ARTICLE XIV - SPECIAL PURPOSE ENTITY.

       A. Purpose. Notwithstanding any provision hereof to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Partnership, is to engage solely in the following activities:

          1. To own, hold, sell, assign, transfer, operate, lease, mortgage, pledge and otherwise deal with certain parcels of real property, together with all improvements located thereon, located at 601 Poplar Street, in the Borough of Sharon Hill, State of Pennsylvania, commonly known as Spring Village Apartments (the "Property").

          2. To exercise all powers enumerated in the Uniform Limited Partnership Law (1976), as amended, of New Jersey, necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

     B. Certain Prohibited Activities. Notwithstanding any provision hereof to the contrary, the following shall govern: The Partnership shall only incur indebtedness in an amount necessary to acquire, operate and maintain the Property, or as otherwise permitted under the documents creating the first mortgage lien on the Property. For so long as any mortgage lien exists on the Property, the Partnership shall not incur, assume, or guaranty any other indebtedness. The Partnership shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity unless (i) the entity (if other than the Partnership) formed or surviving such consolidation or merger or that acquired by conveyance or transfer the properties and assets of the Partnership substantially as an entirety (a) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, (b) shall include in its organizational documents the same limitations set forth in this Article XIV and (c) shall expressly assume the due and punctual performance of the partnership's obligations; and (ii) immediately after giving effect to such transaction, no default or event of default under any agreement to which it is a party shall have been committed by this Partnership and be continuing. For so long as a mortgage lien exists on the Property, the Partnership will not voluntarily commence a case with respect to itself, as debtor, under the Federal Bankruptcy Code or any similar federal or state statute without the unanimous consent of all of the partners of the Partnership. For so long as a mortgage lien exists on the Property, no material amendment to this Partnership agreement may be made without first obtaining approval of the mortgagee holding a first mortgage lien on the Property."

     C. Indemnification. Notwithstanding any provision hereof to the contrary, the following shall govern: Any indemnification shall be fully subordinated to any obligations respecting the Property and shall not constitute a claim against the Partnership in the event that cash flow is insufficient to pay such obligations."

     D. Separateness Covenants. Notwithstanding any provision hereof to the contrary, the following shall govern: For so long as any mortgage lien exists on the Property, in order to preserve and ensure its separate and distinct identity, in addition to the other provisions set forth in this Partnership agreement, the Partnership shall conduct its affairs in accordance with the following provisions:

          1. It shall establish and maintain an office through which its business shall be conducted separate and apart from that of any of its affiliates and shall allocate fairly and reasonably any overhead for shared office space.

          2. It shall maintain separate Partnership records and books of account from those of any affiliate.

          3. It shall not commingle assets with those of any affiliate.

          4. It shall conduct its own business in its own name.

          5. It shall maintain financial statements separate from any affiliate.

          6. It shall pay any liabilities out of its own funds, including salaries of any employees, not funds of any affiliate.

          7. It shall maintain an arm's length relationship with any affiliate.

          8. It shall not guarantee or become obligated for the debts of any other entity, including any affiliate, or hold out its credit as being available to satisfy the obligations of others.

          9. It shall use stationery, invoices and checks separate from any affiliate.

          10. It shall not pledge its assets for the benefit of any other entity, including any affiliate.

          11. It shall hold itself out as an entity separate from any affiliate.

     For purpose of this Article XIV, the following terms shall have the following meanings:

     "affiliate" means any person controlling or controlled by or under common control with the Partnership including, without limitation (i) any person who has a familial relationship, by blood, marriage or otherwise with any partner or employee of the Partnership, or any affiliate thereof and (ii) any person which receives compensation for administrative, legal or accounting services from this
Partnership, or any affiliate. For purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "person" means any individual, corporation, Partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     E. Dissolution. Notwithstanding any provision hereof to the contrary, the following shall govern: The Partnership shall not terminate solely as a consequence of the bankruptcy of one or more of the general partners of the Partnership so long as there remains a solvent general partner of the Partnership.

     Notwithstanding any provision hereof to the contrary, the following shall govern: Subject to applicable law, dissolution of the Partnership shall not occur so long as the Partnership remains mortgagor of the Property.


4.The effective date of this Amendment shall be upon filing.

  IN  WITNESS  WHEREOF, the parties hereto  have  caused  this

Limited Partnership Agreement to be duly executed on this  9th day of September, 1997.


                           GENERAL PARTNER
                           SPRING VILLAGE HOLDINGS, INC.

Attest:

                           By:  Harry J. Santoro, President

Harry J. Santoro, Secretary